UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into amended and restated employment agreements (the “Employment Agreements”), effective April 15, 2026, with certain of the Company’s executive officers: Yuval Cohen, Ph.D., Chief Executive Officer and Sean Moran, Chief Financial Officer.

Effective April 15, 2026, the Company entered into a sixth amended and restated employment agreement with Dr. Cohen, which is effective for a period of two (2) years from the date thereof. Dr. Cohen’s employment agreement provides for him to serve as Chief Executive Officer and provides for an annual base salary of $673,625. In addition, Dr. Cohen is eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Dr. Cohen is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or the compensation committee of the Board (the “Compensation Committee”), in their discretion. Dr. Cohen is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement and (y) Dr. Cohen timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. Dr. Cohen will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and within the six (6) months immediately prior to a change in control or the twelve (12) months immediately following a change in control (the “Change in Control Period”), the Company is required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release which will include a non-compete covenant, and continuing compliance with such covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Dr. Cohen’s employment agreement expires on April 15, 2028.

Effective April 15, 2026, the Company entered into a seventh amended and restated employment agreement with Mr. Moran, which is effective for a period of two (2) years from the date thereof. Mr. Moran’s employment agreement provides for him to serve as Chief Financial Officer and provides for an annual base salary of $501,273. In addition, Mr. Moran is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Mr. Moran is subject to non-compete provisions, which apply during the term of his employment and for a period of six (6) months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve (12) months of his base salary, other than during the Change in Control Period, in which case it will be increased to eighteen (18) months. Mr. Moran will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve (12) months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve (12) months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control

Period, the Company is required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Mr. Moran’s employment agreement expires on April 15, 2028.

The foregoing is a summary of the material terms of the Employment Agreements and does not purport to be complete. Forms of each of the Employment Agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Sixth Amended and Restated Employment Agreement between Corbus Pharmaceuticals Holdings, Inc. and Yuval Cohen.
10.2	Form of Seventh Amended and Restated Employment Agreement between Corbus Pharmaceuticals Holdings, Inc. and Sean Moran.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	April 16, 2026	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer